UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2012

VIAD CORP
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 1900, Phoenix, Arizona		85004-4565
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF A SECURITY HOLDERS

(a) On May 15, 2012, Viad Corp (the “Company”) held an annual meeting of its shareholders.

(b) The following proposals are described in detail in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders, dated April 13, 2012. The number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each matter voted upon are set forth below.

Proposal One: Election of Directors. The Company’s shareholders reelected all director nominees in an uncontested election.

				Broker
Nominee	For	Against	Abstain	Non-Votes
Daniel Boggan Jr.	12,840,002	4,998,775	15,411	854,311
Richard H. Dozer	12,839,171	5,000,280	14,737	854,311
Robert E. Munzenrider	17,506,592	333,229	14,367	854,311

Proposal Two: Ratification of Viad’s Independent Registered Public Accountants. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants to audit the accounts of the Company and its subsidiaries for the fiscal year 2012 was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
18,524,780	168,390	15,329	0

Proposal Three: Advisory Vote on Compensation of Viad’s Named Executive Officers. A proposal relating to an advisory resolution on the compensation of the Company’s named executive officers was not adopted.

For	Against	Abstain	Broker Non-Votes
3,764,739	14,069,462	19,987	854,311

Proposal Four: Approval of Material Terms of the Performance Goals of the 2007 Viad Corp Omnibus Incentive Plan. A proposal to approve the material terms of the performance goals under the 2007 Viad Corp Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, was approved with the votes shown:

For	Against	Abstain	Broker Non-Votes
16,813,579	1,016,888	23,721	854,311

Proposal Five: Approval of the Amended and Restated Rights Agreement. A proposal to approve the Amended and Restated Rights Agreement entered into between the Company and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.) on February 28, 2012 was not adopted.

For	Against	Abstain	Broker Non-Votes
7,745,559	10,079,266	29,363	854,311

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAD CORP

May 18, 2012	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Chief Accounting Officer - Controller